Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

§
In re:	§	Chapter 11
§
CBL & ASSOCIATES	§	Case No. 20-35226 (DRJ)
PROPERTIES, INC., et al.,	§
	§	(Jointly Administered)
Debtors. [1]	§	Re: Docket Nos. 1369, 1397, 1521
§

NOTICE OF (I) ENTRY OF ORDER
CONFIRMING THIRD AMENDED JOINT
CHAPTER 11 PLAN OF CBL & ASSOCIATES
PROPERTIES, INC. AND ITS AFFILIATED DEBTORS
(WITH TECHNICAL MODIFICATIONS), (II) OCCURRENCE OF
EFFECTIVE DATE, AND (III) ADMINISTRATIVE EXPENSE CLAIMS BAR DATE

Please take Notice that, on August 11, 2021, the Honorable David R. Jones, United States Bankruptcy Judge for the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), signed and entered the Findings of Fact, Conclusions of Law, and Order (I) Confirming Third Amended Joint Chapter 11 Plan of CBL & Associates Properties, Inc. and its Affiliated Debtors and (II) Granting Related Relief [Docket No. 1397] (the “Confirmation Order”) confirming the Third Amended Joint Chapter 11 Plan of CBL & Associates Properties, Inc. and its Affiliated Debtors (with Technical Modifications) [Docket No. 1369] (as amended, supplemented, and modified, including pursuant to the Bankruptcy Court’s order entered on October 26, 2021, at Docket No. 1521, the “Plan”).2

Please take Further Notice that the Effective Date of the Plan occurred on November 1, 2021.  As of the Effective Date, the Plan Injunction is now in place, and, at the time of the filing of this Notice, the Plan has been substantially consummated.

Please take Further Notice that copies of the Plan may be obtained free of charge by visiting the website maintained by Epiq Corporate Restructuring, LLC at https://dm.epiq11.com/case/cblproperties/info.  Parties may also obtain any documents filed in these chapter 11 cases for a fee via PACER at https://www.pacer.gov/.  Please note that a PACER password and login are required to access documents via PACER.  Copies of the pleadings may

[1]

A complete list of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ claims and noticing agent at https://dm.epiq11.com/CBLProperties.  The Debtors’ service address for the purposes of these chapter 11 cases is 2030 Hamilton Place Blvd., Suite 500, Chattanooga, Tennessee 37421.  For the avoidance of doubt, the Plan, the Confirmation Order, and this Notice do not apply to the chapter 11 case of Brookfield Square Anchor S, LLC, No. 21-90014 (DRJ).

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

also be obtained by visiting the Bankruptcy Court’s website at https://ecf.txsb.uscourts.gov in accordance with the procedures and fees set forth therein.

PLEASE TAKE FURTHER NOTICE that, unless otherwise provided by the Plan, the Confirmation Order, any other applicable order of the Bankruptcy Court, or agreed to by the holder of an Allowed Administrative Expense Claim and the Debtors, all requests for payment of Administrative Expense Claims must be filed with the Bankruptcy Court and served no later than November 16, 2021 (the “Administrative Expense Claims Bar Date”).

FOR THE AVOIDANCE OF DOUBT, ADMINISTRATIVE EXPENSE CLAIMS INCLUDE ALL PERSONAL INJURY TORT, WRONGFUL DEATH, AND/OR RELATED REAL PROPERTY CLAIMS INCURRED ON OR AFTER THE PETITION DATE AND THROUGH THE EFFECTIVE DATE.

Notwithstanding the foregoing, holders of Administrative Expense Claims that arose in the ordinary course of business during these chapter 11 cases shall not be required to file any request for payment of such Administrative Expense Claims, and holders of Fee Claims must comply with section 2.2 of the Plan.  For the avoidance of doubt, and for purposes of this Notice, personal injury tort, wrongful death, and/or related real property claims are not considered to be an ordinary course occurrence and holders of such claims must file an Administrative Expense Claim on or before the Administrative Expense Claims Bar Date.  FAILURE TO FILE AND SERVE PROOF OF AN ADMINISTRATIVE EXPENSE CLAIM TIMELY AND PROPERLY AS SET FORTH IN THE PLAN, CONFIRMATION ORDER, AND THIS NOTICE SHALL RESULT IN SUCH CLAIM BEING FOREVER BARRED. IF FOR ANY REASON ANY SUCH ADMINISTRATIVE EXPENSE CLAIM IS INCAPABLE OF BEING FOREVER BARRED AND DISALLOWED, THEN THE HOLDER OF SUCH CLAIM SHALL IN NO EVENT HAVE RECOURSE AGAINST THE DEBTORS OR THE REORGANIZED DEBTORS OR TO ANY PROPERTY TO BE DISTRIBUTED PURSUANT TO THE PLAN.

PLEASE TAKE FURTHER NOTICE that, on the Effective Date, the Debtors commenced distributions to Holders of Allowed Claims and Interests and established Disputed Claims Reserves (including the Laredo Disputed Claims Reserve) to account for Disputed Claims in the amount of $48.0 million subject to post-Effective Date claims reconciliation in accordance with the Plan.

PLEASE TAKE FURTHER NOTICE that the Plan and the provisions thereof are binding on the Debtors and any holder of a Claim against, or Interest in, the Debtors and such holder’s respective successors and assigns, whether or not the Claim or Interest of such holder is impaired under the Plan and whether or not such holder voted to accept the Plan.

Dated:November 1, 2021

Houston, Texas

/s/ Alfredo R. Pérez
WEIL, GOTSHAL & MANGES LLP Alfredo R. Pérez (15776275) 700 Louisiana Street, Suite 1700 Houston, Texas 77002 Telephone: (713) 546-5000 Facsimile: (713) 224-9511
Email:	Afredo.Perez@weil.com

– and –

WEIL, GOTSHAL & MANGES LLP
Ray C. Schrock, P.C. (admitted pro hac vice)
Garrett A. Fail (admitted pro hac vice)
Moshe A. Fink (admitted pro hac vice)
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007
Email:	Ray.Schrock@weil.com
Garrett.Fail@weil.com
Moshe.Fink@weil.com

Attorneys for Debtors
and Debtors in Possession

Certificate of Service

I hereby certify that on November, 2021, a true and correct copy of the foregoing document was served by the Electronic Case Filing System for the United States Bankruptcy Court for the Southern District of Texas.

/s/ Alfredo R. Pérez
Alfredo R. Pérez